UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2008

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

                Force Protection, Inc. (the “Company”) previously announced that it was unable to file its Annual Report on Form 10-K for the year-ended December 31, 2007 by the prescribed due date, and filed an extension on Form 12b-25 with the SEC on February 29, 2008.  The Company has also announced that its previously filed interim financial statements for the three and nine month periods ended September 30, 2007 and all public communications of such financial statements should no longer be relied and that the Company plans to restate its historical financial statements for the quarter ended September 30, 2007.

                The Company intends to file its Annual Report on Form 10-K for the year ended December 31, 2007 with the SEC promptly upon the completion of the audit of the consolidated financial statements for the year ended December 31, 2007.  However, the Company will be unable to file the Annual Report on Form 10-K on or prior to March 17, 2008, the prescribed due date as allowed by the extension on Form 12b-25.  As a result of the scope of the work to be performed to complete its analysis and to identify the material weaknesses in the Company’s internal control over financial reporting, including the need to restate its financial statements, it is not practicable for the Company to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 by the prescribed due date.  The Company is working as expeditiously as possible to finalize the financial statements for the fiscal year ended December 31, 2007 and to file amendments to its previously filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: March 17, 2008

/s/ Michael Moody
(Signature)
Name: Michael Moody
Title: President and Chief Executive Officer